Exhibit 10.17

VIKING THERAPEUTICS, INC.

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made as of May 21, 2014, by and among Viking Therapeutics, Inc., a Delaware corporation (the “Company”), Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Ligand”), Metabasis Therapeutics, Inc., a Delaware corporation and wholly-owned subsidiary of Ligand (“Metabasis”), and Brian Lian, Ph.D. and Michael Dinerman, M.D. (each, a “Founder” and collectively, the “Founders”). Ligand, Metabasis and the Founders are referred to herein collectively as the “Voting Parties.”

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company and Metabasis are entering into a Master License Agreement of even date herewith (the “Master License Agreement”), pursuant to which, among other things, Metabasis and Ligand will agree to license certain intellectual property to the Company, and the Company will agree to issue shares of capital stock of the Company to Ligand and/or Metabasis in certain circumstances (such shares of capital stock issued or issuable pursuant to the Master License Agreement, the “Viking Securities”);

WHEREAS, concurrently with the execution of this Agreement, the Company and Ligand are entering into a Loan and Security Agreement of even date herewith (the “Loan and Security Agreement”), pursuant to which, among other things, Ligand will agree to make loans to the Company in an aggregate amount of $2,500,000 (each, a “Loan”, and, collectively, the “Loans”), in exchange for the issuance by the Company to Ligand of one or more secured convertible promissory notes in favor of Ligand (each, a “Note”, and, collectively, the “Notes”);

WHEREAS, the obligations outstanding under the Notes will be convertible into shares of capital stock of the Company in certain circumstances;

WHEREAS, concurrently with the execution of this Agreement, the Company and Ligand are entering into a management rights letter of even date herewith (the “Management Rights Letter”), pursuant to which, among other things, the Company will agree to: (i) expand the Company’s Board of Directors (the “Board”) to create a vacancy on the Board; (ii) nominate an individual designated by Ligand (the “Ligand Director”) to fill the newly-created vacancy on the Board; and (iii) take certain actions at future meetings of the Company’s stockholders to support the Ligand Director’s election to the Board (the “Ligand Appointment Right”); and

WHEREAS, it is a condition to the parties entering into the Master License Agreement and the Loan and Security Agreement and the making of the Loans that the Company, Ligand, Metabasis and the Founders execute and deliver this Agreement, pursuant to which the Voting Parties will agree to vote their Shares (as defined below) to elect to the Board the individual who may be designated by Ligand from time to time pursuant to the Ligand Appointment Right.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Shares. For as long as the Ligand Appointment Right remains in effect, each Voting Party agrees to vote all of his, her or its shares of the Company’s voting securities now or hereafter owned by him, her or it, whether beneficially or otherwise, or as to which he, she or it has voting power (the “Shares”) in accordance with the provisions of this Agreement.

2. Election of Board of Directors.

(a) Voting for Ligand Director. Each Voting Party agrees to vote all of his, her or its Shares in such manner as may be necessary to elect (and maintain in office) as a member of the Board the Ligand Director.

(b) Initial Ligand Director. For the purpose of this Agreement, the initial Ligand Director shall be Matthew W. Foehr upon his appointment to fill the vacancy on the Board pursuant to the Management Rights Letter.

(c) Changes in Directors. From time to time, Ligand may, in its sole discretion:

(i) notify the Company in writing of an intention to remove from the Board any incumbent director who serves on the Board as the Ligand Director; or

(ii) notify the Company in writing of an intention to select a new person for appointment or election to the Board as the Ligand Director (whether to replace a prior director or to fill a vacancy).

In the event of such an initiation of a removal or selection under this Section 2, the Company shall take such reasonable actions as are necessary to facilitate such removal or appointment or election, including, without limitation, calling meetings and soliciting the votes of the appropriate stockholders of the Company, and the Voting Parties shall vote their Shares to cause: (A) the removal from the Board of the person or persons so designated for removal; and (B) the election to the Board of any new person or persons so designated by Ligand (and absent any such designation such directorship shall remain vacant). Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be deemed to limit or restrict a director or officer of the Company from acting in his or her capacity as a director or officer of the Company, as the case may be, and exercising his or her fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to each Founder solely in his capacity as a stockholder of the Company and shall not apply to his actions, judgments or decisions as a director or officer of the Company.

3. Termination. This Agreement will terminate upon the earliest to occur of any one of the following events: (a) the liquidation, dissolution or indefinite cessation of the business operations of the Company; (b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; (c) the acquisition of the Company by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, or consolidation); provided that the Company’s stockholders of record as constituted immediately prior to such transaction hold less than 50% of the voting power of the surviving or acquiring entity; (d) following the issuance of Viking Securities pursuant to the Master License Agreement, the date that Ligand, Metabasis and their Affiliates (as defined in the Master License Agreement) collectively cease to beneficially own at least seven and one-half percent (7.5%) of the Company’s outstanding voting stock; or (e) ten (10) years from the date of this Agreement. For purposes of this Agreement, “Affiliate” and “Person” shall have the meanings given them in the Master License Agreement.

4. Additional Shares. In the event that any shares or other securities are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification, or consolidation involving the Company or any exercise or conversion of such Shares, such shares or securities so issued shall be deemed to be Shares for purposes of this Agreement.

5. Restrictive Legend. Each certificate representing any of the Shares subject to this Agreement shall be marked by the Company with a legend reading as follows, or a legend substantially equivalent thereto:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

6. No Liability for Election of Ligand Director. Neither Founder makes any representation or warranty as to the fitness or competence of the Ligand Director to serve on the Board by virtue of such Founder’s execution of this Agreement or by the act of such Founder in voting for such Ligand Director pursuant to this Agreement.

7. Miscellaneous.

(a) Certain Definitions. Shares “held” by a Voting Party shall mean any Shares directly or indirectly owned (of record or beneficially) by such Voting Party or as to which such Voting Party has voting power. “Vote” shall include any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law. “Business Day” means a day of the year on which commercial banks are not required or authorized by law to close in San Diego, California.

(b) Amendment. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the Company, the Founders and Ligand. Metabasis acknowledges that by the operation of this paragraph, Ligand shall have the right and power to diminish or eliminate all rights of Metabasis under this Agreement. A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof.

(c) Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement must be in writing and shall be deemed to have been validly served, given or delivered: (i) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered, or certified mail return receipt requested, with proper postage prepaid; (ii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; (iii) when delivered, if hand delivered by messenger, or (iv) upon acknowledgment of receipt by email, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below. Any party may change its mailing or email address by giving the other party written notice thereof in accordance with the terms of this Section 7(c):

If to Ligand or Metabasis, addressed to:

11119 North Torrey Pines Road, Suite 200

La Jolla, CA 92037

Attention: Vice President

Email address: […***…]

If to the Company, addressed to:

11119 North Torrey Pines Road, Suite 50

San Diego, CA 92037

Attention: Chief Executive Officer

Email address: […***…]

With a copy (which shall not constitute notice) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeff Hartlin

Email address: jeffhartlin@paulhastings.com

If to any Founder, at the Founder’s address or email address as shown in the Company’s records.

With respect to any notice given by the Company under any provision of the General Corporation Law of the State of Delaware, the Company’s Certificate of Incorporation or the Company’s Bylaws, each Voting Party agrees that such notice may be given by electronic mail. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d) Governing Law; Consent to Jurisdiction. This Agreement and the relationship between the parties shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of Delaware. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the County of New Castle, for any action, proceeding or investigation in any court or before any governmental authority arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, proceeding or investigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by registered mail to its respective address set forth in this Agreement shall be effective service of process for any action, proceeding or investigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, proceeding or investigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America, in each case located in the County of New Castle, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, proceeding or investigation brought in any such court has been brought in an inconvenient forum.

(e) Successors and Assigns. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written instrument delivered to the Company pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, permitted assigns, heirs, executors and administrators any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Entire Agreement. This Agreement, the Master License Agreement, the Loan and Security Agreement, the Notes, the Management Rights Letter, that certain Registration Rights Agreement among the Company, Ligand and Metabasis dated the date hereof and the exhibits and schedules hereto and thereto constitute and contain the entire understanding and agreement of the parties respecting the subject matter hereof and thereof and cancel and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements between or among the parties, whether oral or written, regarding such subject matter (provided that any and all previous nondisclosure/nonuse obligations are not superseded and remain in full force and effect in addition to the nondisclosure/nonuse provisions hereof).

(g) Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each party. Except to the extent expressly set forth herein, all rights, remedies, undertakings, obligations and agreements contained in or available upon violation of this Agreement shall be cumulative and none of them shall be in limitation of any other remedy or right authorized in law or in equity, or any undertaking, obligation or agreement of any party hereto.

(h) Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The parties hereto shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

(i) Interpretation. The language used in this Agreement is the language chosen by the parties hereto to express their mutual intent, and no provision of this Agreement shall be interpreted for or against a party because that party or its attorney drafted the provision.

(j) Captions; Construction. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to sections shall be deemed references to sections of this Agreement unless the context shall otherwise require.

(k) Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

(l) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

(m) Further Assurances. Each party hereto agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

(n) Not a Voting Trust. This Agreement is not a voting trust governed by Section 218 of the General Corporation Law of the State of Delaware and should not be interpreted as such.

(o) Specific Performance. Each party hereto recognizes that the covenants and agreements herein and their continued performance as set forth in this Agreement are necessary and critical to protect the legitimate interests of the other party hereto, that such other party would not have entered into this Agreement in the absence of such covenants and agreements and the assurance of continued performance as set forth in this Agreement, and that a party’s breach or threatened breach of such covenants and agreements shall cause the opposed party irreparable harm and significant injury, the amount of which will be extremely difficult to estimate and ascertain, thus, making any remedy at law or in damages inadequate. Therefore, each party hereto agrees that the other party shall be entitled to specific performance, an order restraining any breach or threatened breach of such sections of this Agreement, and any other equitable relief (including but not limited to interim injunctive relief), without the necessity of posting of any bond or security. This right shall be in addition to and not exclusive of any other remedy available to such other party at law or in equity.

(p) Aggregation of Stock. All securities held or acquired by Affiliated entities (including Affiliated venture capital or private equity funds) or persons or by any other Affiliate or any of their partners, retired partners, members, retired members, managers, retired managers, managing members, retired managing members, and stockholders or the estates and family members of any such partners and retired partners, members and retired members, managers and retired managers, managing members and retired managing members, and any trusts for the benefit of any of the foregoing persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

(q) Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates issued after the date hereof evidencing the Shares to bear the legend required by Section 5, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by Section 5 and/or failure of the Company to supply, free of charge, a copy of this Agreement, as provided under this Section 7(q), shall not affect the validity or enforcement of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Voting Agreement as of the date first written above.

THE COMPANY:

VIKING THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Brian Lian, Ph.D.
Name:	Brian Lian, Ph.D.
Title:	CEO

LIGAND:

LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation

By:	/s/ Charles Berkman
Name:	Charles Berkman
Title:	Vice President, General Counsel and Secretary

METABASIS:

METABASIS THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Charles Berkman
Name:	Charles Berkman
Title:	Vice President and Secretary

FOUNDERS:

/s/ Brian Lian, Ph.D.
BRIAN LIAN, PH.D.

/s/ Michael Dinerman, M.D.
MICHAEL DINERMAN, M.D.

[Signature Page to Voting Agreement]